Exhibit 99.1
Corporate Communications Department
NEWS Release

Textron Reports Second Quarter 2023 Results; Raises Full-Year EPS Outlook

•EPS of $1.30; adjusted EPS of $1.46, up 32% from a year ago
•Net cash from operating activities of $314 million in the second quarter of 2023
•$273 million returned to shareholders through share repurchases in the second quarter
•Full-year adjusted EPS outlook raised to $5.20 - $5.30

Providence, Rhode Island – July 27, 2023 – Textron Inc. (NYSE: TXT) today reported second quarter 2023 income from continuing operations of $1.30 per share, as compared to $1.00 per share in the second quarter of 2022. Adjusted income from continuing operations, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $1.46 per share for the second quarter of 2023, compared to $1.11 per share in the second quarter of 2022.

“During the second quarter, revenue grew 8.6% year over year with higher revenues in all our segments,” said Textron Chairman and CEO, Scott C. Donnelly. "Operationally, execution was strong across our segments with a segment profit margin of 10.3% in the second quarter of 2023, up 140 basis points from last year's second quarter."

Cash Flow

Net cash provided by operating activities of the manufacturing group for the second quarter was $314 million, compared to $364 million last year. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $242 million for the second quarter, compared to $309 million last year.

In the quarter, Textron returned $273 million to shareholders through share repurchases. Year to date, Textron has returned $650 million to shareholders through share repurchases.

Share Repurchase Program

On July 24, 2023, Textron’s Board of Directors approved a new authorization for the repurchase of up to 35 million shares, under which the company intends to purchase shares to offset the impact of dilution from stock-based compensation and benefit plans and for opportunistic capital management purposes.

Outlook

Textron now expects 2023 adjusted earnings per share from continuing operations to be in a range of $5.20 to $5.30, up from our previous outlook of $5.00 to $5.20. Textron reiterated its expectation for cash flow from continuing operations of the manufacturing group before pension contributions of $0.9 billion to $1.0 billion with planned pension contributions of about $50 million.

Second Quarter Segment Results

Textron Aviation

Textron Aviation’s revenues were $1.4 billion, up $78 million from last year's second quarter, reflecting higher pricing of $95 million, partially offset by lower volume and mix.
Textron Aviation delivered 44 jets in the quarter, down from 48 last year, and 37 commercial turboprops, up from 35 in last year's second quarter.

Segment profit was $171 million in the second quarter, up $22 million from a year ago, largely due to favorable pricing, net of inflation, of $52 million, partially offset by an unfavorable impact from performance of $23 million. Performance included unfavorable manufacturing performance, largely related to supply chain and labor inefficiencies.
Textron Aviation backlog at the end of the second quarter was $6.8 billion.

Bell

Bell revenues in the quarter were $701 million, up $14 million from the second quarter of 2022, due to higher pricing of $21 million, partially offset by lower military volume of $7 million.

Bell delivered 35 commercial helicopters in the quarter, up from 34 last year.

Segment profit of $65 million was up $11 million from last year's second quarter, due to a favorable impact from performance of $13 million, largely reflecting lower research and development costs, and a favorable impact from pricing, net of inflation, of $9 million, partially offset by lower volume and mix.

Bell backlog at the end of the second quarter was $5.6 billion.

Textron Systems

Revenues at Textron Systems were $306 million, up $13 million from last year's second quarter, largely reflecting higher volume.

Segment profit of $37 million was down $1 million, compared with the second quarter of 2022.

Textron Systems’ backlog at the end of the second quarter was $1.9 billion.

Industrial

Industrial revenues were $1.0 billion, up $155 million from last year's second quarter, largely due to higher volume and mix at both Kautex and Textron Specialized Vehicles of $121 million and a $37 million favorable impact from pricing.

Segment profit of $79 million was up $42 million from the second quarter of 2022, primarily due to higher volume and mix of $32 million, and a favorable impact from pricing, net of inflation, of $17 million, principally at Kautex, partially offset by an unfavorable impact of $10 million from performance.

Textron eAviation

Textron eAviation segment revenues were $11 million and segment loss was $12 million in the second quarter of 2023, primarily related to research and development costs.

Finance

Finance segment revenues were $18 million, and profit was $12 million.
Conference Call Information

Textron will host its conference call today, July 27, 2023 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (844) 867-6169 in the U.S. or (409) 207-6975 outside of the U.S.; Access Code: 7265882.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Thursday, July 27, 2023 by dialing (402) 970-0847; Access Code: 4732406.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Pipistrel, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, and Textron Systems. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates and inflationary pressures; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; risks and uncertainties related to the ongoing impacts of the COVID-19 pandemic and the war between Russia and Ukraine on our business and operations; and the ability of our businesses to hire and retain the highly skilled personnel necessary for our businesses to succeed.

Investor Contacts:
Eric Salander – 401-457-2288
Cameron Vollmuth – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
REVENUES
MANUFACTURING:
Textron Aviation	$1,362	$1,284	$2,511	$2,324
Bell	701	687	1,322	1,521
Textron Systems	306	293	612	566
Industrial	1,026	871	1,958	1,709
Textron eAviation (a)	11	5	15	5
	3,406	3,140	6,418	6,125
FINANCE	18	14	30	30
Total revenues	$3,424	$3,154	$6,448	$6,155

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$171	$149	$296	$259
Bell	65	54	125	145
Textron Systems	37	38	71	66
Industrial	79	37	120	76
Textron eAviation (a)	(12)	(7)	(21)	(7)
	340	271	591	539
FINANCE	12	10	20	19
Segment profit (b)	352	281	611	558

Corporate expenses and other, net	(21)	(20)	(60)	(72)
Interest expense, net for Manufacturing group	(16)	(28)	(33)	(56)
LIFO inventory provision	(35)	(17)	(60)	(29)
Intangible asset amortization	(10)	(13)	(20)	(26)
Non-service components of pension and postretirement income, net	59	60	118	120
Income from continuing operations before income taxes	329	263	556	495
Income tax expense	(66)	(45)	(102)	(84)
Income from continuing operations	$263	$218	$454	$411
Discontinued operations, net of income taxes	—	(1)	—	(1)
Net income	$263	$217	$454	$410

Earnings Per Share:
Income from continuing operations	$1.30	$1.00	$2.22	$1.88
Discontinued operations, net of income taxes	—	—	—	—
Diluted earnings per share	$1.30	$1.00	$2.22	$1.88

Diluted average shares outstanding	202,509,000	216,658,000	204,760,000	218,133,000

Income from continuing operations and Diluted earnings per share (EPS) GAAP to Non-GAAP reconciliation

	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Income from continuing operations - GAAP	$263	$218	$454	$411
Add: LIFO inventory provision, net of tax	26	13	45	22
Intangible asset amortization, net of tax	7	9	15	19
Adjusted income from continuing operations - Non-GAAP (b)	$296	$240	$514	$452

Earnings Per Share:
Income from continuing operations - GAAP	$1.30	$1.00	$2.22	$1.88
Add: LIFO inventory provision, net of tax	0.13	0.06	0.22	0.10
Intangible asset amortization, net of tax	0.03	0.05	0.07	0.09
Adjusted income from continuing operations - Non-GAAP (b)	$1.46	$1.11	$2.51	$2.07

(a)In the second quarter of 2022, we acquired Pipistrel, a manufacturer of electrically powered aircraft and formed a new reporting segment, Textron eAviation. This segment combines the operating results of Pipistrel along with other research and development initiatives related to sustainable aviation solutions.
(b)Segment profit, adjusted income from continuing operations and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	July 1, 2023	December 31, 2022
Assets
Cash and equivalents	$1,695	$1,963
Accounts receivable, net	953	855
Inventories	4,108	3,550
Other current assets	829	1,033
Net property, plant and equipment	2,487	2,523
Goodwill	2,291	2,283
Other assets	3,472	3,422
Finance group assets	650	664
Total Assets	$16,485	$16,293

Liabilities and Shareholders' Equity
Current portion of long-term debt	$357	$7
Accounts payable	1,227	1,018
Other current liabilities	2,820	2,645
Other liabilities	1,797	1,879
Long-term debt	2,825	3,175
Finance group liabilities	425	456
Total Liabilities	9,451	9,180

Total Shareholders' Equity	7,034	7,113
Total Liabilities and Shareholders' Equity	$16,485	$16,293

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Cash Flows from Operating Activities:
Income from continuing operations	$253	$210	$438	$395
Depreciation and amortization	101	98	193	191
Deferred income taxes and income taxes receivable/payable	(77)	(95)	(61)	(78)
Pension, net	(51)	(42)	(102)	(83)
Changes in assets and liabilities:
Accounts receivable, net	(28)	(85)	(97)	(48)
Inventories	(173)	(70)	(553)	(246)
Accounts payable	(54)	(14)	207	24
Other, net	343	362	442	434
Net cash from operating activities	314	364	467	589
Cash Flows from Investing Activities:
Capital expenditures	(83)	(66)	(145)	(114)
Net cash used in business acquisitions	—	(198)	—	(198)
Net proceeds from corporate-owned life insurance policies	18	23	38	25
Proceeds from sale of property, plant and equipment	—	—	—	18
Net cash from investing activities	(65)	(241)	(107)	(269)
Cash Flows from Financing Activities:
Decrease in short-term debt	—	(15)	—	(15)
Principal payments on long-term debt and nonrecourse debt	(1)	(12)	(3)	(14)
Purchases of Textron common stock	(273)	(282)	(650)	(439)
Dividends paid	(4)	(4)	(8)	(9)
Other financing activities, net	4	3	26	28
Net cash from financing activities	(274)	(310)	(635)	(449)
Total cash flows from continuing operations	(25)	(187)	(275)	(129)
Total cash flows from discontinued operations	(1)	(2)	(1)	(2)
Effect of exchange rate changes on cash and equivalents	2	(25)	8	(27)
Net change in cash and equivalents	(24)	(214)	(268)	(158)
Cash and equivalents at beginning of period	1,719	1,978	1,963	1,922
Cash and equivalents at end of period	$1,695	$1,764	$1,695	$1,764

Manufacturing cash flow GAAP to Non-GAAP reconciliation:

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net cash from operating activities - GAAP	$314	$364	$467	$589
Less: Capital expenditures	(83)	(66)	(145)	(114)
Add: Total pension contributions	11	11	24	25
Proceeds from sale of property, plant and equipment	—	—	—	18
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$242	$309	$346	$518
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Cash Flows from Operating Activities:
Income from continuing operations	$263	$218	$454	$411
Depreciation and amortization	101	98	193	191
Deferred income taxes and income taxes receivable/payable	(81)	(105)	(63)	(86)
Pension, net	(51)	(42)	(102)	(83)
Changes in assets and liabilities:
Accounts receivable, net	(28)	(85)	(97)	(48)
Inventories	(173)	(70)	(553)	(246)
Accounts payable	(54)	(14)	207	24
Captive finance receivables, net	(21)	17	(15)	35
Other, net	341	359	436	417
Net cash from operating activities	297	376	460	615
Cash Flows from Investing Activities:
Capital expenditures	(83)	(66)	(145)	(114)
Net cash used in business acquisitions	—	(198)	—	(198)
Net proceeds from corporate-owned life insurance policies	18	23	38	25
Proceeds from sale of property, plant and equipment	—	—	—	18
Finance receivables repaid	7	8	19	21
Other investing activities, net	1	1	2	44
Net cash from investing activities	(57)	(232)	(86)	(204)
Cash Flows from Financing Activities:
Decrease in short-term debt	—	(15)	—	(15)
Principal payments on long-term debt and nonrecourse debt	(17)	(104)	(34)	(223)
Purchases of Textron common stock	(273)	(282)	(650)	(439)
Dividends paid	(4)	(4)	(8)	(9)
Other financing activities, net	4	3	26	28
Net cash from financing activities	(290)	(402)	(666)	(658)
Total cash flows from continuing operations	(50)	(258)	(292)	(247)
Total cash flows from discontinued operations	(1)	(2)	(1)	(2)
Effect of exchange rate changes on cash and equivalents	2	(25)	8	(27)
Net change in cash and equivalents	(49)	(285)	(285)	(276)
Cash and equivalents at beginning of period	1,799	2,126	2,035	2,117
Cash and equivalents at end of period	$1,750	$1,841	$1,750	$1,841

TEXTRON INC.
Non-GAAP Financial Measures and Outlook
(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:
Segment Profit
Segment profit is an important measure used by our chief operating decision maker for evaluating performance and for decision-making purposes. Beginning in 2023, we changed how we measure our manufacturing segment operating results to exclude the non-service components of pension and postretirement income, net; LIFO inventory provision; and intangible asset amortization. This measure also continues to exclude interest expense, net for Manufacturing group; certain corporate expenses; gains/losses on major business dispositions; and special charges. The prior period has been recast to conform to this presentation. The measurement for the Finance segment includes interest income and expense along with intercompany interest income and expense.
Adjusted Income from Continuing Operations, Adjusted Diluted Earnings Per Share and Outlook
Adjusted income from continuing operations and adjusted diluted earnings per share exclude special charges, net of tax and gains/losses on major business disposition, net of tax. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations.
Beginning in 2023, these measures also exclude LIFO inventory provision, net of tax and Intangible asset amortization, net of tax. LIFO inventory provision is excluded to improve comparability with other companies in our industry who have not elected to use the LIFO inventory costing method. Intangible asset amortization is excluded to improve comparability as the impact of such amortization can vary substantially from company to company depending upon the nature and extent of acquisitions and exclusion of this expense is consistent with the presentation of non-GAAP measures provided by other companies within our industry. Management believes that it is important for investors to understand that these intangible assets were recorded as part of purchase accounting and contribute to revenue generation. The prior period has been recast to conform to this presentation.

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Income from continuing operations - GAAP	$263	$218	$454	$411
Add: LIFO inventory provision, net of tax	26	13	45	22
Intangible asset amortization, net of tax	7	9	15	19
Adjusted income from continuing operations - Non-GAAP	$296	$240	$514	$452

Earnings Per Share:
Income from continuing operations - GAAP	$1.30	$1.00	$2.22	$1.88
Add: LIFO inventory provision, net of tax	0.13	0.06	0.22	0.10
Intangible asset amortization, net of tax	0.03	0.05	0.07	0.09
Adjusted income from continuing operations - Non-GAAP	$1.46	$1.11	$2.51	$2.07

	2023 Outlook
				Diluted EPS
Income from continuing operations - GAAP	$927		$947	$4.59		$4.69
Add: LIFO inventory provision, net of tax		96			0.48
Intangible asset amortization, net of tax		27			0.13
Adjusted income from continuing operations - Non-GAAP	$1,050	—	$1,070	$5.20	—	$5.30

TEXTRON INC.
Non-GAAP Financial Measures and Outlook (Continued)
(Dollars in millions, except per share amounts)

Manufacturing Cash Flow Before Pension Contributions and Outlook
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net cash from operating activities - GAAP	$314	$364	$467	$589
Less: Capital expenditures	(83)	(66)	(145)	(114)
Add: Total pension contributions	11	11	24	25
Proceeds from sale of property, plant and equipment	—	—	—	18
Manufacturing cash flow before pension contributions - Non-GAAP	$242	$309	$346	$518

	2023 Outlook
Net cash from operating activities - GAAP	$1,275	—	$1,375
Less: Capital expenditures		(425)
Add: Total pension contributions		50
Manufacturing cash flow before pension contributions - Non-GAAP	$900	—	$1,000